NeuroMetrix Reports Q4 and Full Year 2013 Results

WALTHAM, Mass., February 13, 2014 (BUSINESS WIRE) -- NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), a medical device company that develops and markets home use and point-of-care devices for the treatment and management of chronic pain, peripheral neuropathies, and associated neurological disorders, today reported business and financial highlights for the fourth quarter and year ended December 31, 2013.

The Company is capitalizing on research & development capabilities and intellectual property to build a franchise which addresses major unmet medical needs. The company is primarily focused on the most common complication of diabetes, diabetic peripheral neuropathy or DPN. If left untreated, DPN causes disabling chronic pain, called painful diabetic neuropathy, triggers foot ulcers that may require amputation, and increases the risk of falls in the elderly. The Company has two commercial products that address DPN and similar neurological disorders. SENSUSTM utilizes proprietary wearable electrotherapy technology to provide non-narcotic relief from chronic pain, including painful diabetic neuropathy. DPNCheck® is a fast, accurate, and quantitative point-of-care test for DPN. The Company reported commercial progress with both product lines during the period.

Recent highlights:

•	Fourth quarter 2013 revenue of $1.4 million represented sequential growth from $1.3 million in revenue reported for the third quarter and $1.2 million for the second quarter of 2013. Fourth quarter revenue from diabetes products was $565,000, an increase of 45% from the third quarter.
•	Domestic SENSUS distribution was enhanced under an agreement with the Recovery Sciences division of DJO Global, the leading US manufacturer and distributor of electrotherapy products. DJO Global has a national reach through its domestic direct sales force. This agreement will substantially expand patient access to SENSUS, particularly in the pain management and podiatry markets.
•	During the fourth quarter, 358 SENSUS devices were shipped. This follows 557 devices in the third quarter and 208 devices in the second quarter. Lower fourth quarter shipments reflect the conclusion of market pilot programs, including with DJO Global. Shipments to date in the first quarter of 2014 have already exceeded 650 devices, reflecting a successful transition to national distribution.
•	Initiated development of an over-the-counter chronic pain therapy brand that will complement SENSUS. Although at an early stage, the Company believes that an over-the-counter device sold through retail channels can expand the overall market for its wearable pain therapy technology and accelerate growth.
•	Highly profitable DPNCheck sales into Medicare Advantage accounts increased compared to the third quarter. Although this business is seasonal, the strong margins and low operational costs make it attractive as a source of capital to help finance other opportunities.
•	The Company entered into a DPNCheck distribution agreement for the China market with Omron Healthcare China. This follows a similar agreement executed earlier in the year with Omron Healthcare for the Japan market. A commercial launch in Japan is expected in the second quarter.
•	The Scientific Advisory Board was strengthened with the addition of Dr. Jiro Nakamura M.D., Ph.D., of Aichi Medical University School of Medicine in Nagakute, Japan. Dr. Nakamura will be a valuable resource in the launch of DPNCheck into the Japan market.
•	Launched branded content websites (www.SENSUSRx.com, www.DPNCheck.com) for patients and physicians using its products.

“We are encouraged by progress with both SENSUS and DPNCheck,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “DJO Global’s decision to incorporate SENSUS into their product portfolio speaks to the results of their market pilot and the opportunity they see for SENSUS in pain therapy. Omron Healthcare is working closely with us on the Japan regulatory process while planning for DPNCheck launch in the second quarter of 2014. Both DJO Global and Omron Healthcare bring considerable sales and marketing resources in their respective markets and are an important part of the distribution foundation we are building at NeuroMetrix. They support our goal of accelerating device placements and revenues in 2014 and beyond.”

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The Company reported its financial results for the fourth quarter of 2013. Total revenues were $1.4 million compared with $1.5 million for the fourth quarter of 2012. Gross profit for the fourth quarter of 2013 was 61.1 percent of total revenues compared to 55.6 percent in the fourth quarter of 2012. Operating expenses for the fourth quarter of 2013 were $2.2 million compared to $2.7 million in the fourth quarter of 2012. The Company recorded a non-cash charge of $2.3 million in the fourth quarter of 2013 related to changes during the period in the fair value of outstanding common stock warrants. Net loss for the fourth quarter of 2013 was $3.7 million, or $0.87 per share. This compared to a net loss of $1.9 million for the fourth quarter of 2012, or $0.89 per share. NeuroMetrix reported net cash usage of $1.3 million in the fourth quarter of 2013 and ended the period with cash resources of $9.2 million. Per share amounts have been adjusted for the effects of the February 2013 reverse stock split.

For the year ended December 31, 2013, the Company reported revenues of $5.3 million and a net loss of $8.0 million, or $3.07 per share. During 2012, the Company recorded revenues of $7.6 million and a net loss of $10 million, or $5.22 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, February 13, 2014 at 8:00 a.m., Eastern time. To access the call in the United States, dial 866-515-2913and use the confirmation code 93917919. Internationally, the conference call may be accessed by dialing 617-399-5127 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 91113861. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is a medical device company that develops and markets home use and point-of-care devices for the treatment and management of chronic pain, peripheral neuropathies, and associated neurological disorders. The Company is presently focused on diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company markets the SENSUS™ Pain Management System for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy. The company also markets the DPNCheck® device, which is a rapid, accurate, and quantitative point-of-care test for diabetic neuropathy. This product is used to detect diabetic neuropathy at an early stage and to guide treatment. For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of SENSUS and NC-stat DPNCheck, our ability to build a successful business focused on diabetic peripheral neuropathy, our hope of expanding our commercial sales channel of our diabetic neuropathy products and our hope that entering into SENSUS pilot programs with national distribution partners will rapidly expand SENSUS awareness and sales. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

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Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenues	$1,402,152	$1,523,152	$5,278,806	$7,575,289
Cost of revenues	544,830	676,522	2,194,259	3,588,806
Gross profit	857,322	846,630	3,084,547	3,986,483
Operating expenses:
Research and development	710,629	566,637	3,438,218	3,545,790
Sales and marketing	538,557	1,140,660	2,779,695	5,727,482
General and administrative	985,424	1,014,831	4,225,474	4,735,238
Total operating expenses	2,234,610	2,722,128	10,443,387	14,008,510

Loss from operations	(1,377,288)	(1,875,498)	(7,358,840)	(10,022,027)
Interest income	1,095	2,662	5,665	14,474
Warrants offering costs	—	—	(376,306)	—
Change in fair value of warrant liability	(2,327,435)	—	(289,656)	—

Net loss	$(3,703,628)	$(1,872,836)	$(8,019,137)	$(10,007,553)

Net loss per common share applicable to common stockholders, basic and diluted	$(0.87)	$(0.89)	$(3.07)	$(5.22)

Note: per share amounts have been adjusted to reflect the Company’s
1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	December 31, 2013	December 31, 2012

Cash and cash equivalents	$9,195,753	$8,699,478
Other current assets	1,370,774	1,873,588
Noncurrent assets	230,236	304,381
Total assets	$10,796,763	$10,877,447

Current liabilities	$1,647,908	$2,005,606
Noncurrent liabilities:
Common stock warrants	1,938,603	—
Other	15,277	71,419
Stockholders’ equity	7,194,975	8,800,422
Total liabilities and stockholders’ equity	$10,796,763	$10,877,447

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